Exhibit 99.1

Press Release

Contact: Sandra Rowland

Vice President, Corporate Development and Investor Relations

Harman International Industries, Incorporated

203.328.3500

sandy.rowland@harman.com

8 August 2013 — FOR IMMEDIATE RELEASE

HARMAN Issues FY2014 Guidance and Provides FY2016 Outlook

•	FY2014 sales of ~$4,700 million; ~10.5% EBITDA; and EPS of ~$3.85

•	FY2016 sales of ~$6,050 million and ~13% EBITDA

STAMFORD, Conn. — HARMAN, the leading global audio and infotainment group (NYSE: HAR), today provided guidance for the fiscal year ending June 30, 2014 as well as a longer term outlook for the fiscal year ending June 30, 2016.

The Company noted that this guidance will be discussed today at its Investor Day event in New York City, for which details are provided below. An audio webcast, as well as copies of the materials, will be available in conjunction with the business update beginning at 11:00 a.m. EDT today. The webcast and materials may be accessed through the Investor Relations page of HARMAN’s website.

Dinesh C. Paliwal, President, Chairman, and Chief Executive Officer of HARMAN, said, “As our customers assess the wide range of technologies available to meet the future demands of the connected car, they continue to choose HARMAN as their preferred embedded infotainment partner for the long term. Our record high $20 billion backlog of awarded business is a clear validation of automakers confidence in HARMAN’s technology strategy to meet the evolving needs for solutions that are connected, safe, and intelligent. With a strong innovation pipeline and a proven execution track record, we continue to improve our profitability and are creating value for our shareholders.”

	Consolidated		Infotainment Division		Lifestyle Division		Professional Division
Fiscal Year 2014 Guidance
Revenues	~$	4,700M	~$	2,460M	~$	1,425M	~$	815M
EBITDA		~10.5%		~10.5%		~14.1%		~16.8%
Earnings Per Share	~$	3.85

Fiscal Year 2016 Forecast
Revenues		~6,050M	~$	3,400M	~$	1,700M	~$	950M
EBITDA		~13.0%		~13.0%		~17.0%		~19.0%

Key planning assumptions for FY2014 and FY2016 are outlined in the Investor Day materials.

Press Release

Investor Day and Guidance Discussion — Thursday, August 8, 2013

HARMAN is holding an Investor Day with the institutional investment community today at the Museum of Jewish Heritage located at 36 Battery Pl, New York, NY.

The Company’s Executive Management Team will outline HARMAN’s long-term strategy and will provide financial guidance for fiscal year 2014, as well as a longer-term outlook.

Investors and members of the investment community are invited to listen to the discussion via a live webcast. To access the webcast please go to http://investor.harman.com/events.cfm.

About HARMAN

HARMAN designs, manufactures, and markets a wide range of infotainment and audio solutions for the automotive, consumer, and professional markets. It is a recognized world leader across its customer segments with premium brands including AKG®, Harman Kardon®, Infinity®, JBL®, Lexicon®, and Mark Levinson® and leading-edge connectivity, safety and audio technologies. The company is admired by audiophiles across multiple generations and supports leading professional entertainers and the venues where they perform. More than 25 million automobiles on the road today are equipped with HARMAN audio and infotainment systems. HARMAN has a workforce of 14,000 people across the Americas, Europe, and Asia and reported sales of $4.3 billion for the fiscal year ended June 30, 2013. The company’s shares are traded on the New York Stock Exchange under the symbol NYSE:HAR. Please visit www.harman.com for more information.

Use of Non-GAAP Financial Measures

This press release contains financial measures, including EBITDA and earnings per share, which are considered “non-GAAP” financial measures under applicable Securities and Exchange Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with generally accepted accounting principles. The Company’s definition of these non-GAAP measures may differ from similarly titled measures used by others.

The Company defines EBITDA as Operating Income plus Depreciation and Amortization before adjustments divided by Net Sales. The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict. The Company generally uses these non-GAAP financial measures to facilitate management’s financial and operational decision-making, including evaluation of HARMAN’s historical operating results, comparison to competitors’ operating results and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting the Company’s business.

Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety.

Forward-Looking Information

Except for historical information contained herein, the matters discussed in this earnings release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act. One should not place undue reliance on these statements. The Company bases these statements on particular assumptions that it has made in light of its industry experience, as well as its perception of historical trends, current market conditions, current economic data, expected future developments and other factors that the Company believes are appropriate under the circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those suggested in the forward-looking statements, including but not limited to: (1) the Company’s ability to maintain profitability in its infotainment division if there are delays in its product launches which may give rise to significant penalties and increased engineering expense; (2) the loss of one or more significant customers, or the loss of a significant platform with an automotive customer; (3) fluctuations in currency exchange rates, particularly with respect to the value of the U.S. Dollar and the Euro; (4) the Company’s ability to successfully implement its global footprint initiative, including achieving cost

Press Release

reductions and other benefits in connection with the restructuring of its manufacturing, engineering, procurement and administrative organizations; (5) fluctuations in the price and supply of raw materials including, without limitation, petroleum, copper, steel, aluminum, synthetic resins, rare metals and rare-earth minerals, or shortages of materials, parts and components; (6) the inability of the Company’s suppliers to deliver products at the scheduled rate and disruptions arising in connection therewith; (7) the Company’s ability to maintain a competitive technological advantage through innovation and leading product designs; (8) the Company’s failure to maintain the value of its brands and implementing a sufficient brand protection program; and (9) other risks detailed in Harman International Industries, Incorporated Annual Report on Form 10-K for the fiscal year ended June 30, 2012 and other filings made by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement except as required by law.

This earnings release also makes reference to the Company’s awarded business, which represents the estimated future lifetime net sales for all customers. The Company’s future awarded business does not represent firm customer orders. The Company reports its awarded business primarily based on written award letters from our customers. To validate these awards, the Company uses various assumptions including global vehicle production forecasts, customer take rates for the Company’s products, revisions to product life cycle estimates and the impact of annual price reductions and exchange rates, among other factors. These assumptions are updated and reported externally on an annual basis. The Company updates the estimates and awarded business quarterly by adding the value of new awards received and subtracting sales recorded during the quarter. These quarterly updates do not include any assumptions for increased take rates, revisions to product life cycle, or any other factors.

© 2013 HARMAN International Industries, Incorporated. All rights reserved. Harman Kardon, Infinity, JBL, Lexicon and Mark Levinson are trademarks of HARMAN International Industries, Incorporated, registered in the United States and/or other countries. AKG is a trademark of AKG Acoustics GmbH, registered in the United States and/or other countries. Features, specifications and appearance are subject to change without notice.

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